UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) August 29, 2011 (August 23, 2011)

MGT Capital Investments, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26886	13-4148725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26/28 Hammersmith Grove
London W6 7BA United Kingdom.
 (Address of principal executive offices, including zip code)

011-44-20-7605-1151
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see   General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 29, 2011, MGT Capital Investments, Inc. (the “Company”) issued a press release announcing that on August 23, 2011, NYSE Amex, LLC (the “Exchange”) accepted the Company’s plan of compliance (the “Plan”), submitted to the Exchange in response to a deficiency letter from the Exchange Staff dated June 8, 2011. The deficiency letter was previously disclosed by the Company on a Form 8-K filed on June 14, 2011.

The Exchange notified the Company that it had accepted the Plan and granted the Company an extension until December 8, 2012 to regain compliance with Sections 1003(a) (i)-(iii) of the Exchange’s Company Guide.  The Exchange further notified the Company that its common stock had fallen to a low trading price for a significant period of time and that the Company was therefore not in compliance with Section 1003(f)(v) of the Company Guide.  The Company was given until February 23, 2012 to comply with this Section.  The Exchange noted that MGT could regain compliance by effectuating a reverse-split of its common stock prior to February 23, 2012.  The Company intends to use its best efforts to utilize this remedy.

The full text of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired

Not applicable.

(b)  Pro forma Financial Information

Not applicable.

(c)  Shell Company Transactions

Not applicable.

(d)  Exhibits

Exhibit Number	Description

99.1	Press Release issued August 29, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2011	MGT CAPITAL INVESTMENTS, INC.

	By:	/s/ Robert Ladd
Name: Robert Ladd Title: Interim President

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued August 29, 2011.